Exhibit 10.1

CONSULTING AGREEMENT THIRD AMENDED ADDENDUM

This Consulting Agreement Third Amended Addendum (the “Third Amended Addendum”) is entered into on January 9, 2006, to be effective as of January 1, 2005, and is a supplement to, and modification of, that certain Consulting Agreement (the “Original Agreement”) by and between SOURCECORP, Incorporated (f/k/a F.Y.I. Incorporated) (the “Company”) and David Lowenstein (“Consultant”), dated as of January 1, 2000.

1.             Fee Modification.  Effective January 1, 2005, Consultant’s aggregate compensation limitation under the Original Agreement of $250,000 for any calendar year shall be increased to $320,000 for any calendar year for services Consultant performs at the request of, and on behalf of, the Company.  The proviso of Section 1 (which relates to activities not subject to an hourly rate) of that certain Consulting Agreement Addendum dated as of March 6, 2003 shall remain in effect.

2.             Governing Laws.  This Third Amended Addendum shall in all respect be construed according to the laws of the State of Texas.

3.             Counterparts.  This Third Amended Addendum may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

4.             Effect of Third Amended Addendum.  Except as specifically amended by this Third Amended Addendum, all provisions of the Original Agreement (as amended by the Consulting Agreement Addendum dated effective as of March 6, 2003, the Consulting Agreement Amended Addendum dated effective as of October 1, 2004, and the Consulting Agreement Second Amended Addendum dated effective as of December 18, 2004) remain in full force and effect in accordance with their express terms.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended Addendum as of the day and year first above written.

SOURCECORP, Incorporated		CONSULTANT
(f/k/a F.Y.I. Incorporated)

By:	/s/ Thomas C. Walker	/s/ David Lowenstein
	Thomas C. Walker	David Lowenstein
Chairman and Chief Development Officer